Exhibit 16.1


                              HENRY SCHIFFER, CPA
                          AN ACCOUNTANCY CORPORATION
                        315 S. BEVERLY DRIVE, SUITE 211
                           BEVERLY HILLS, CA  90212
                          TELEPHONE:  (310) 286-6830
                          FACSIMILE:  (310) 286-6840




March 24, 2004



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:    USCORP

Ladies and Gentlemen:

The undersigned Henry Schiffer, CPA An Accountancy Corporation previously acted as independent accountants to audit the financial statements of USCORP. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated March 19, 2004 captioned "Changes In Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Henry Schiffer, CPA

Henry Schiffer, CPA

HS/kpe